Independent Accountant's Consent



Board of Directors
CKF Bancorp, Inc.
Danville, Kentucky


We consent to incorporation by reference in the registration statement (No. 33-83972) on Form S-8 of CKF Bancorp, Inc. of our report dated January 30, 2004, relating to the consolidated balance sheets of CKF Bancorp, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, which report is incorporated by reference in the December 31, 2003, annual report on Form 10-KSB of CKF Bancorp, Inc.



                                                /s/BKD, LLP



Louisville, Kentucky
March 29, 2004